[GRAPHIC APPEARS HERE]Equitable Financial Life Insurance Company of America Application for EQUI-VEST Strategies (Series 902) TSA & EDC Group individual Fixed and Variable and Index Linked Deferred Annuity IMPORTANT NOTE: For information regarding your Plan’s Fees and Waivers, please refer to the “Certain Contract Provisions” section later in this application. 1. DISTRIBUTOR Equitable Advisors Equitable Distributors 2. TYPE OF EQUI-VEST STRATEGIES CONTRACT TSA                EDC 403(b) Public Schools (K-12)                 EDC 457(b) Tax-Exempt (Top Hat) 403(b) 501(c)(3)                 EDC 457(b) Paired-Plan K-12 403(b) Colleges and Universities                 457(b) Plan (Governmental Plans Only) Is this TSA Plan subject to ERISA? Yes No                 3. EMPLOYER AND PLAN INFORMATION Employer’s Name Employer’s Address: Number and Street (If non-U.S., Registered Representative must contact Branch.) Attention City                State                Zip Code Employer’s Taxpayer Identification Number ______________________________________    _____________________________________________ Plan Name                Plan’s Email Address ______________________________________    _____________________________________________ Plan Contact Person                Contact’s Telephone Number Contact’s Email Address 4. FINANCIAL PROFESSIONAL’S NAME AND CODE NUMBER ______________________________________    ____________________________________________ Name                Code Number Firm Name (Broker)

5. PLAN EFFECTIVE DATE (Date the Plan became effective, not this Contract) Year_______________Month_______________Day_______________ 6. ANNUAL ADMINISTRATIVE CHARGE The Annual Administrative Charge for each Certificate on the last day of each Participation Year is to be: Deducted from each Participant’s Account Value Paid by the Employer (must have a minimum of five participants at the time the Unit is established) If you select this option, you must also complete the Plan Sponsor Admin payment form. 7. AUTHORIZATION INFORMATION Please provide us with the individual(s) authorized to approve transaction(s) (i.e. loans, withdrawals etc.): _______________________________________     _______________________________________ Name                      Signature _______________________________________        _______________________________________ Telephone Number     Effective Date _______________________________________                 _______________________________________     Name                      Signature _______________________________________        _______________________________________ Telephone Number     Effective Date 8. TRUST PARTICIPATION AND CONTRACT HOLDER INFORMATION (TSA and EDC ERISA PLANS ONLY) The Contract Holder of this Contract will be the Employer listed on Page 1. If not, please complete below: Name of the Trust/Custodian Capacity:     Trustee     Custodial Address of the Trust/Custodian: Number and Street City                State                Zip Code

CERTAIN CONTRACT PROVISIONS Investment Options—(Contract Section 2.01) The Investment Options currently available under the Contract are listed in Attachment A. One of the following two methods for selecting Investment Options is available under the Contract: Guaranteed Interest Option—(Contract Section 2.02) Minimum Guaranteed Interest Rate: Not less than 1% and not more than 3%. Withdrawal Charge Offset Arrangement – [Contract Section 3.01A] If agreed upon with Equitable, the Employer must complete Attachment B in order to make available a withdrawal charge offset arrangement under the Contract. Allocations—(Contract Section 3.02) Restrictions on Allocations into the Guaranteed Interest Option: No more than 25% of any Contribution may be allocated to the Guaranteed Interest Option. We may suspend these allocation restrictions upon notice to Participants. We will advise Participants of any such liberalization. We will also advise Participants at least 45 days in advance of the day we intend to re-impose any such restrictions, unless we have previously specified that date when we notified Participants of the liberalization. Transfer Rules—(Contract Section 4.02) The provisions of Section 4.02 of the Contract shall govern except that the maximum percentage of the amount in the Guaranteed Interest Option, which may be transferred, as described in Section 4.02 of the Contract, is the greater of 25% or the total amount transferred during the previous twelve months. Restrictions on Transfers into the Guaranteed Interest Option: Transfers into the Guaranteed Interest Option will not be permitted if it would result in more than 25% of the Annuity Account Value to be in the Guaranteed Interest Option. We may suspend these transfer restrictions upon notice to Participants. We will advise Participants of any such liberalization. We will also advise Participants at least 45 days in advance of the day we intend to re-impose any such restrictions, unless we have previously specified that date when we notified Participants of the liberalization. Withdrawal Charges—(Contract Section 9.01) For Plans subject to a Withdrawal Charge, each Participation Year, the Participant is permitted to withdraw up to 10% of the Annuity Account Value (less any prior withdrawals and associated withdrawal charges in the current Participation Year) without incurring a Withdrawal Charge. The Withdrawal Charge will be assessed as a percentage of the amount withdrawn starting from the Participation Date of each Participant’s Certificate as follows: 10 Years: 6%, 6%, 6%, 6%, 6%, 5%, 4%, 3%, 2%, 1%, or 7 Years: 6%, 6%, 5%, 4%, 3%, 2%, 1%, or 5 Years: 5%, 5%, 5%, 5%, 5%, or None, or The Withdrawal Charge will be assessed as a percentage of each Contribution withdrawn attributable to Contributions made during the current and five prior Participation Years based on the following percentages: 5%, 5%, 5%, 5%, 5%, 5%, or 5%, 5%, 5%, 5%, 5%, 5% until the beginning of the 13th Participation Year when the charge becomes zero, or

The Withdrawal Charge will be assessed as a percentage of the amount withdrawn from each Participant’s Certificate starting from the Contract Date of the Group Contract as follows: 5 Years: 5%, 5%, 5%, 5%, 5% 3 Years: 6%, 6%, 6% No Withdrawal Charge will apply when: (Standard Waivers) after five Participation Years, the Participant reaches age 55 and severs from employment; or the later of the completion of at least five Participation Years and the Participant’s attainment of 59 1⁄2; or a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 403(b) of the Code within one month of the date on which the Contribution is made; or the Participant’s attainment of age 55, the completion of at least five Participation Years and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an eligible Annuity Certain; or the Participant’s completion of at least three Participation Years and the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, where the certain period of such annuity is least ten years; or the receipt by Equitable of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution, pursuant to the terms of this Contract; or the Participant dies and a death benefit is payable to the Beneficiary; or the withdrawal is made to satisfy minimum distribution requirements under Code Section 401(a)(9); or the Participant elects a withdrawal that qualifies as a hardship withdrawal under the Code; or the Participant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or Equitable receives proof satisfactory to us that the Participant’s life expectancy is six months or less, and such proof must include, but is not limited to, certification by a licensed physician; or the Participant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U.S. Virgin Islands, or Guam) and meets all of the following: ➢ its main function is to provide skilled, intermediate, or custodial nursing care; ➢ it provides continuous room and board to three or more persons; ➢ it is supervised by a registered nurse or licensed practical nurse; ➢ it keeps daily medical records of each patient; ➢ it controls and records all medications dispensed; and ➢ its primary service is other than to provide housing for residents. The withdrawal charge will apply if the condition as described above at the time the [Participant’s Certificate is issued][Contract is issued] or if the condition began within the 12 month period following the issuance of the [Participant’s Certificate][Contract]. (Benefit Sensitive Waiver) the Participant severs from employment. Third Party Transfer—(Contract Section 9.02) Currently $25. Equitable reserves the right to charge a maximum of $65 for each occurrence of a withdrawal for any reason, to cover administrative processing costs.

Annual Administrative Charge—(Contract Section 9.04) If applicable, the Annual Administrative Charge will be deducted from each certificate on the last day of each Participation Year as follows: The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $30; waived at an Annuity Account Value of $15,000 or more, or The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $30; waived at an Annuity Account Value of $25,000 or more, or The lesser of 2% of the Annuity Account Value any prior withdrawals made during the Participation Year or $15; waived at an Annuity Account Value of $15,000, or more, or The lesser of 2% of the Annuity Account Value plus any prior withdrawals made during the Participation Year or $15; waived at an Annuity Account Value of $25,000, or more, or None Variable Separate Account Charge—(Contract Section 9.06) 0.00%—2.00% Participant Accounts (Contract Section 8.01) and Termination of the Contract—(Contract Section 11.08) Participant consent is required for the Employer to make withdrawals from or terminate a Participant’s account under the Contract. It is the Employer’s responsibility to obtain Participant consent.

ACKNOWLEDGEMENTS AND AGREEMENTS A. The Employer has executed a plan (hereinafter referred to as “Plan”) document for a Plan described above, which is in effect and is intended to satisfy the requirements of the applicable section(s) of the Internal Revenue Code. B. The undersigned is authorized under the plan document to act on behalf of the Plan and hereby authorizes Equitable Financial Life Insurance Company of America and any of its subsidiaries or affiliates (hereinafter referred to as “EQUITABLE”) to issue or transfer to the Plan, annuity contracts (hereinafter referred to as “Contracts”). For TSA Contracts, the undersigned authorizes Equitable to issue the Participants’ Contracts purchased by the Plan on behalf of such Participants. C. The Employer and their authorized representative, if any, (hereinafter referred to both collectively and individually as “Plan Fiduciary”) understand and agree to be bound by the following statements: 1. The Contracts to be purchased by or to be transferred under the Plan are permitted by the Plan, and are not prohibited by any Federal, State or local statutes and/or regulations. The Plan Fiduciary understands all state and local taxes, if any, that may apply under the Contracts selected. 2. Equitable is not and shall not be considered a party to or an administrator of the Plan, and Equitable will not be required to provide any administrative service in connection with the Plan unless specifically agreed to by Equitable in a written agreement executed by an authorized officer of Equitable. If a Plan Representative(s) provides recordkeeping and/or administrative support, the Plan Fiduciary has engaged such person(s) as their Plan Representative(s) rather than as Equitable’s Representative(s) for such purpose and such person(s) will not be acting on behalf of Equitable for that purpose. 3. No Equitable Representative has the authority to make or modify any contract or agreement on Equitable’s behalf, or waive or alter any of Equitable’s rights or requirements. 4. The duties and responsibilities of Equitable in relation to the Plan Fiduciary shall be governed in accordance with the terms of its Contracts and as provided by any applicable agreement between the Plan Fiduciary and Equitable, without the consent of any other person(s) interested in the Plan. Equitable shall not be required to question the genuineness of any communication regarding the Plan or any instruction regarding the Contracts. It is the responsibility of the Employer to advise of any changes in the identity of the Plan Fiduciary. 5. Equitable is not responsible for the initial and continued qualification of the Plan. The Plan Fiduciary agrees to inform Equitable if and when the Plan fails to meet the requirements of the Internal Revenue Code for qualification. 6. The U.S. Department of Labor and the Internal Revenue Service have promulgated rules and regulations governing Plans and Trusts. The Plan Fiduciary and not Equitable shall be responsible for assuring compliance of the Plan and/or Trust with all pertinent rules and regulations of the U. S. Department of Labor and the Internal Revenue Service. 7. The Plan Fiduciary, and not Equitable, is responsible for determining if sex-based or unisex-based Contract(s) and/or forms of benefits should be issued or made available to a Participant or beneficiary under the Plan. Equitable will issue the Contract(s) and/or forms of benefits, if available, as requested and will assume no responsibility for determining whether a request is in compliance with applicable law.

8. The Plan Fiduciary is solely responsible for determining whether the Contract(s) issued to, or purchased under, is a suitable funding vehicle for the Plan. The Plan Fiduciary has carefully read, understood and agrees to be bound by the terms of the Contract(s) (including all terms relating to applicable fees and charges), any applicable prospectus(es), any other written materials provided by Equitable with respect to the Contract(s). Unit Establishment Kit – Series 202 Cat. # 164578 (06/23) 7 9. No direct or indirect compensation or other consideration will be paid to the Plan Fiduciary signing below or to any other Plan Fiduciary as a result of the purchase by the Plan of any such Contracts or products. 10. In the event of the failure to furnish Equitable with any notice, direction or other communication, or the receipt by Equitable of any communication which in its judgment is contradictory, ambiguous or in violation of law, Equitable shall have no liability for any action it takes or omits to take on the basis thereof. 11. The Plan Fiduciary represents that he or she has reviewed the completed form, confirms the accuracy of the information provided with respect to the Plan and acknowledges Equitable’s right to rely upon such information. 12. For 403(b) and 457(b) Plans, I understand and authorize the individual Annuitant, who is a Participant, in the Plan to select the Investment Fund Method from which they may allocate contributions to any or all of the Investment Options that correspond to the Method selected, and to transfer and allocate contributions among the Investment Options. 13. By identifying the Third Party Administrator (page 3) and signing below, the Employer and/or the Trustee(s) are authorizing Equitable to provide information regarding the Plan and Plan Participant to them. Fraud Warnings: Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Colorado/District of Columbia/Kentucky/Maine/Tennessee/Washington: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. Kansas: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Texas: Any person who knowingly and with intent to defraud any insurance company files an application or statement of claims containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or federal law. Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. All other states: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties. FOR CONTRACT HOLDER(S):(If the Contract Holder is the Employer or the Trust, complete (a) below; If the Contract Holder is other than the Employer or the Trust, complete (a) and (b) below.) (a)______________________________________________________________________________________________ Print Name of Authorized Individual/Employer                City                State By_______________________________________________________________________________________________                 Signature and Title of Authorized Individual/Employer                Date                 (b)______________________________________________________________________________________________ Print Name of Authorized Individual/Trustee                City    State By_______________________________________________________________________________________________                 Signature and Title of Authorized Individual/Employer                Date ACCEPTED FOR EQUITABLE (To be completed by the Equitable Processing Office) ______________________________________________By_________________________________________________ Print Name of Authorized Signatory                    Signature of Authorized Signatory Effective Date: _____________________________ Group Annuity Contract No.___________________ A copy of the Contract, the Application, and Investment Options Chart, will be signed by Equitable and returned to the Contract Holder after review. All returned documents will govern the operation of the Contract. Initial Contributions will be accepted by Equitable only after installation documents have been approved by Equitable’s Processing Office. FOR PROCESSING USE ONLY Plan ID: ____________________________________ Location: _______________________________________________

Attachment A - Investment Options Chart

Type B	Type A	
1290 VT DoubleLine Opportunistic Bond	Guaranteed Interest Option	EQ/MFS International Intrinsic Value
1290 VT High Yield Bond	1290 VT DoubleLine Dynamic Allocation	EQ/MFS Mid Cap Focused Growth
American Funds Insurance Series The Bond Fund of America	1290 VT Equity Income	EQ/MFS Technology
Delaware Ivy VIP High Income	1290 VT GAMCO Small Company Value	EQ/MFS Utilities Series
EQ/Conservative Allocation	1290 VT Small Cap Value	EQ/Mid Cap Index
EQ/Conservative Growth Strategy	1290 VT SmartBeta Equity ESG	EQ/Mid Cap Value Managed Volatility
EQ/Conservative-Plus Allocation	1290 VT Socially Responsible	EQ/Moderate Growth Strategy
EQ/Conservative Strategy	Delaware Ivy VIP Small Cap Growth	EQ/Moderate-Plus Allocation
EQ/Core Bond Index	EQ/400 Managed Volatility	EQ/Moderate Allocation
EQ/Core Plus Bond	EQ/500 Managed Volatility	EQ/Morgan Stanley Small Cap Growth
EQ/Intermediate Government Bond	EQ/2000 Managed Volatility	EQ/Small Company Index
EQ/Money Market	EQ/AB Dynamic Moderate Growth	EQ/T. Rowe Price Growth Stock
EQ/PIMCO Global Real Return	EQ/AB Small Cap Growth	EQ/Value Equity
EQ/PIMCO Ultra Short Bond	EQ/Aggressive Allocation	EQ/Wellington Energy
EQ/Quality Bond PLUS	EQ/Aggressive Growth Strategy	Fidelity® VIP Equity Income
Invesco V.I. High Yield	EQ/All Asset Growth Allocation	Fidelity® VIP Mid Cap
Multimanager Core Bond	EQ/American Century Mid Cap Value	Invesco V.I. Diversified Dividend
PIMCO VIT CommodityRealReturn® Strategy	EQ/Balanced Strategy	Invesco V.I. Main Street Fund
Templeton Global Bond VIP	EQ/ClearBridge Select Equity Managed Volatility	Invesco V.I. Main Street Mid Cap Fund®
	EQ/Common Stock Index	Invesco V.I. Small Cap Equity
	EQ/Emerging Markets Equity PLUS	MFS® Investors Trust
Personal Income Benefit Funds	EQ/Equity 500 Index	MFS® Massachusetts Investors Growth Stock
PIB – EQ/Balanced Strategy	EQ/Fidelity Institutional AM℠ Large Cap	MSCI EAFE 1yr -10% Buffer
PIB – EQ/Conservative Growth Strategy	EQ/Franklin Small Cap Value Managed Volatility	Multimanager Aggressive Equity
PIB – EQ/Conservative Strategy	EQ/Global Equity Managed Volatility	Multimanager Technology
PIB – EQ/Moderate Growth Strategy	EQ/Goldman Sachs Mid Cap Value	Russell 2000 1yr -10% Buffer
PIB – EQ/AB Dynamic Moderate Growth	EQ/International Core Managed Volatility	Russell 2000 3yr -20% Buffer
	EQ/International Equity Index	Russell 2000 5yr -20% Buffer
	EQ/International Managed Volatility	S&P 500 1yr -10% Buffer
	EQ/International Value Managed Volatility	S&P 500 3yr -20% Buffer
	EQ/Invesco Comstock	S&P 500 5yr -20% Buffer
	EQ/Invesco Global	Target 2015 Allocation
	EQ/Invesco Global Real Assets	Target 2025 Allocation
	EQ/Invesco International Growth	Target 2035 Allocation
	EQ/Janus Enterprise	Target 2045 Allocation
	EQ/JPMorgan Value Opportunities	Target 2055 Allocation
	EQ/Large Cap Core Managed Volatility	VanEck VIP Global Resources
	EQ/Large Cap Growth Index	
	EQ/Large Cap Growth Managed Volatility	
	EQ/Large Cap Value Index	
	EQ/Large Cap Value Managed Volatility	
	EQ/Lazard Emerging Markets Equity	

2023 EV STRAT – 902 9 Core (03/22)

EQ/Loomis Sayles Growth     EQ/MFS International Growth

Attachment B—Withdrawal Charge Offset Arrangement for Plan Participants Equitable will provide Plan Participants the opportunity to request a withdrawal charge offset, which provides a credit to the Plan Participant’s account if a surrender or withdrawal charge is incurred when the Plan Participant transfers or rolls over retirement account(s) directly to Equitable from a retirement provider under the Plan (the “withdrawal charge offset arrangement”). Withdrawal Charge Offset Offering: ☐ Yes, I/We authorize Equitable to credit Plan Participants that request to utilize this feature under the Contract up to [3%] of the value of the Plan Participant’s retirement account(s) prior to the date of the transfer or roll over. The following terms apply: o I/We understand that the Total Annual Separate Account charge under this Contract will be increased by [0.10%] and will not decrease for the duration of this Contract. o The offset arrangement will be available to Plan Participants for up to [timeframe] from the date this Contract is established. o Plan Participants will need to submit the necessary paperwork as directed by Equitable within the timeframe indicated above in order to be eligible to receive the Credit. o Any changes to the offset arrangement will need to be requested by the Employer to Equitable in writing. Equitable will have sole discretion in choosing to amend the terms of the offset arrangement. o The increased Separate Account charge will apply to all Plan Participants under this Contract, even if a Plan Participant does not receive a credit or is not eligible to receive a credit. o Equitable may make a profit from the increased charge, as the Separate Account annual expenses associated with the Contract may, over time, exceed the sum of the credit and any related earnings. ☐ No, I/We do not wish to make this offset arrangement available under this Contract.

Attachment C—ERISA Information ERISA INFORMATION STATEMENT: The U.S. Department of Labor has issued a class exemption (PTE 84-24) with respect to certain transactions involving insurance company products and employee benefit plans subject to ERISA. When applicable, the exemption requires that certain information be provided to the Plan and that the Employer or other appropriate fiduciary acknowledge receipt of the information and approve the transaction. Equitable, Equitable Network, LLC (“Equitable Network”), Equitable Advisors, LLC (“Equitable Advisors”) and the Registered Representative(s) listed on the below are providing you with this Information Statement, even though this Information Statement may not be required under PTE 84-24 with respect to this transaction. Equitable Network is a licensed insurance agency and Equitable Advisors is a Registered Broker Dealer. Each is an affiliate of Equitable. Equitable has retained Equitable Network as its general agent and Equitable Advisors as its Broker Dealer to distribute Equitable Life policies and contracts through the Registered Representatives. Each Registered Representative named is a licensed insurance agent of Equitable Network and a Registered Representative of Equitable Advisors and will receive compensation from Equitable Network for the sale and servicing of your EQUI-VEST® Contract. (“Servicing” does not include record keeping or administration of the Plan or Trust.) The maximum compensation payable by Equitable Network to the Registered Representative on your EQUI-VEST Contract is shown on Attachment B. Equitable Advisors and Equitable Network both prohibit Registered Representatives from selling insurance products without first obtaining the consent of Equitable Network or Equitable Advisors. Firm Name: Please indicate the name(s) of the Registered Representative(s) of Equitable Advisors or of a Broker/Dealer with which Equitable Advisors or Equitable Distributors has entered into a selling agreement, along with the Registered Representative’Code Number: Name                    Code Number ____________________________________________________________                ______________________________     ____ ________________________________________________________                ______________________________     __________ __________________________________________________                ______________________________     ________________ ____________________________________________                ______________________________     ______________________ ______________________________________                ______________________________     ____________________________ ________________________________                ______________________________